EXHIBIT 99-1
 TO FORM 4
OF
WEST FAMILY INVESTMENTS, INC.
Dated 07/03/2017
TransAtlantic Petroleum Ltd. [TAT]

Additional Reporting Persons:
1.
Gary West
1603 Orrington Ave., Suite 810
Evanston, Illinois 60201

2.
Mary West
1603 Orrington Ave., Suite 810
Evanston, Illinois 60201

3.
West Investment Holdings, LLC
1603 Orrington Ave., Suite 810
Evanston, Illinois 60201